UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2008

Interpharm Holdings, Inc.

(Exact name of Registrant as specified in charter)

Delaware	0-22710	13-3673965
(State or other jurisdic-	(Commission	(IRS Employer
tion of incorporation)	File Number)	Identification No.)

75 Adams Avenue, Hauppauge, New York		11788
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (631) 952 0214

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As disclosed in Interpharm Holdings, Inc.’s (“Holdings”) Current Report on Form 8-K filed with the SEC on February 15, 2006 (the “February 8-K”), Interpharm, Inc. (the "Company"), a wholly owned subsidiary of Holdings entered into a credit agreement (the "Wells Fargo Credit Agreement") with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division ("Wells Fargo"). Under the Wells Fargo Credit Agreement, the Company obtained a $41,500,000 credit facility from Wells Fargo. Copies of the Wells Fargo Credit Agreement and related documents are annexed to the February 8-K.

On October 26, 2007, the Company, Holdings and Wells Fargo Business Credit entered into a Forbearance Agreement, which was subsequently amended on November 12, 2007. As of June 30, 2007, the Company had defaulted under the Senior Credit Agreement with respect to (i) financial reporting obligations, including the submission of its annual audited financial statements for the fiscal year ending June 30, 2007, and (ii) financial covenants related to minimum net cash flow, maximum allowable leverage ratio, maximum allowable total capital expenditures and unfinanced capital expenditures for the fiscal year ended June 30, 2007 (collectively, the “Existing Defaults”). Pursuant to the Forbearance Agreement, WFBC agreed to waive the Existing Defaults based upon the Borrower’s consummation and receipt of $8,000,000. On November 7 and 14, 2007, Holdings and the Company received a total of $8,000,000 in gross proceeds from the issuance and sale of subordinated debt. In addition, the Forbearance Agreement served as an amendment to the Wells Fargo Credit Agreement with respect to certain financial covenants, including, but not limited to, the Company’s required Net Income Before Tax and Net Cash Flow.

As reported in Holdings Current Report on Form 8-K filed with the SEC on January 11, 2008, on January 10, 2007, Holdings and the Company received notice (the “Notice”) from Wells Fargo that they had defaulted under the Forbearance Agreement with respect to: (i) financial covenants relating to Required Income Before Tax for the months ending October 31, 2007 and November 30, 2007, (ii) financial covenants relating to required Net Cash Flow for the months ending October 31, 2007 and November 30, 2007 and (iii) an obligation to have a designated financial advisor provide an opinion as to Holdings and the Company’s ability to meeting their fiscal year 2008 projections.

As of the date of this Current Report, Wells Fargo is in the process of assessing the Company’s eligible collateral under the Wells Fargo Credit Agreement and is providing limited credit availability for ongoing operations pending the outcome of that review. The Company and Holdings are currently seeking other means of financing their business.

As of the date of this Current Report, Wells Fargo has not demanded repayment of the outstanding amount under the Wells Fargo Credit Agreement, but has reserved the right to do so as set forth in the Notice.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHARM HOLDINGS, INC.

January 23, 2008	By: /s/ Peter Giallorenzo
Peter Giallorenzo
Chief Financial Officer and
Chief Operating Officer